                                                                 Exhibit 99a(11)

                           Instructions for Withdrawal
                                       of
                   Previously Tendered Shares of Common Stock
                                       of
                        State Auto Financial Corporation
                        Tendered Pursuant to the Offer by
               STFC Acquisition Corporation and Gregory M. Shepard

TO: Holders of Common Shares ("Shares") of State Auto Financial Corporation ("STFC") who have already tendered their Shares pursuant to the offer of STFC Acquisition Corporation and Gregory M. Shepard (the "Offeror")

If you have not tendered your Shares pursuant to the referenced tender offer (the "Offer"), you may disregard this document.

1. Withdrawal. If you have tendered your Shares pursuant to the Offer, such as by submitting a Letter of Transmittal to Mellon Investor Services, L.L.C., you may withdraw your Shares previously tendered by completing, executing and sending the attached "Notice of Withdrawal" to any one of the addresses set forth on the first page of the Notice of Withdrawal.

2. Delivery of Notice of Withdrawal. Mellon Investor Services, L.L.C. must receive the Notice of Withdrawal prior to 5 p.m., New York City time, on December 12, 2003, (the "Expiration Date") which is the expiration date of the Offer set forth in Offeror's Original Offer to Purchase dated September 5, 2003, as amended and supplemented thereafter (the "Offer Document"). It is recommended that shareholders send the notice by facsimile transmission or, if time permits, by certified mail with return receipt requested.

3. Signatures. The Notice of Withdrawal must be signed, as applicable, by the persons(s) who signed the Letter of Transmittal and accepted the Offer, and the Notice of Withdrawal must be signed in the same manner as the Letter of Transmittal was signed. If any Shares tendered pursuant to the Offer are registered in the names of two or more joint holders, all such holders must sign the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. Guarantees of Signatures. The terms of the Offer Document require that if Share certificates have been delivered or otherwise certified to Mellon Investor Services, L.L.C., the signature on the Notice of Withdrawal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a medallion program approved by the Securities Transfer Association, Inc. (an "Eligible Institution") except in the case of Shares tendered for the account of an Eligible Institution. If the signature was guaranteed on the Letter of Transmittal, then it must be guaranteed on the Notice of Withdrawal.

5. Inadequate Space. If the space provided herein is inadequate, the certificate serial numbers and the number of Common Shares should be listed on a separate schedule attached hereto.

                              NOTICE OF WITHDRAWAL
                            of Shares of Common Stock
                                       of
                        STATE AUTO FINANCIAL CORPORATION
                             Previously Tendered To
               STFC Acquisition Corporation and Gregory M. Shepard
            Pursuant to the Offer to Purchase Dated September 5, 2003


             THE WITHDRAWAL DEADLINE IS 5 P.M., NEW YORK CITY TIME,
                 ON FRIDAY, DECEMBER 12, 2003, UNLESS EXTENDED

                   This Notice of Withdrawal is Submitted to:

                        Mellon Investor Services, L.L.C.

        By Mail:              By Overnight Courier             By Hand:
  Post Office Box 3301             Delivery:                    20 Broadway,
  South Hackensack, NJ     85 Challenger Road -- Mail         13th Floor
          07606                  Drop -- Reorg            New York, NY 10271
  Attn: Reorganization     Ridgefield Park, NJ 07660     Attn: Reorganization
        Department            Attn: Reorganization            Department
                                   Department

                           By Facsimile Transmission:
                                 (201) 296-4293

                             Confirm by Telephone:
                                 (201) 296-4860


                    DESCRIPTION OF COMMON SHARES WITHDRAWN

Name(s) and Address(es) of
   Registered Owner(s)
(Please fill-in, if blank,               Common Share Certificate(s) and
    exactly as name(s)                       Common Shares Withdrawn
appear on Certificate(s))             (Attach additional list, if necessary)
-------------------------     --------------------------------------------------

                                                Total Number of
                                                 Common Shares
                              Common Share        Represented       Number of
                              Certificate       by Common Share   Common Shares
                               Number(s)        Certificate(s)     Tendered**
                               -----------      ----------------  -------------


                              Total Number of
                              Common Shares


** Unless otherwise indicated, it will be assumed that all Common Shares evidenced by each Common Share Certificate delivered to the Depositary are being withdrawn hereby.

     This Notice of Withdrawal is to be completed by shareholders of State Auto Financial Corporation if certificates ("Common Share Certificates") representing shares of common stock, no par value, of State Auto Financial Corporation ("Common Shares") were tendered.

     [ ] CHECK HERE IF YOUR COMMON SHARES WERE TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

           Name(s) of Registered Holder(s): ____________________________________

           Window Ticket No. (if any) __________________________________________

           Date of Execution of Notice of Guaranteed Delivery: _________________

           Name of Institution which Guaranteed Delivery: ______________________

            The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the certificates representing Common Shares withdrawn hereby. The certificates and number of Common Shares that the undersigned wishes to withdraw should be indicated in the appropriate boxes.

Signatures are required on the next page.

                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
                         NOTICE OF WITHDRAWAL CAREFULLY.

This Notice of Withdrawal must be signed by registered holder(s) as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted. If signature is by trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title.

Signature(s) of Owner(s): ______________________________________________________

                          ______________________________________________________

Date: ___________________ , 2003


Printed Names:            ______________________________________________________

                          ______________________________________________________


Capacity: ______________________________________________________________________


Address:  ______________________________________________________________________

________________________________________________________________________________



                            Guarantee of Signature(s)
           (Required if certificates have been delivered or otherwise identified to Mellon Investor Services, L.L.C.)
                    [For use by financial institutions only.
                   Place medallion guarantee in space below.]